EXHIBIT “__”

NEITHER THE OFFER NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”).  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER THE ACT.

JADE PHARMACEUTICALS, INC.
10% CONVERTIBLE EXCHANGEABLE DEBENTURE
DUE: December  __, 20__

No. __	______, 2010
$__________	New York, New York

FOR VALUE RECEIVED, the undersigned, JADE PHARMACEUTICALS, INC. or its successors (herein called the “Company”), a corporation organized and existing under the laws of the British Virgin Islands, promises to pay to the order of _____________________________________, or his or its registered assigns (the “Holder”), the principal sum of __________________ ___________________________________________Dollars (US$_________) on December __, 20__ (the “Maturity Date”),

together with interest (computed on the basis of a 360-day year) on the outstanding principal amount at the rate of ten percent (10.00%) per annum from the date hereof, and shall be cumulative but not compounded, payable upon conversion or Maturity, provided, however, thatthe interest on this Debenture shall be paid either in kind in shares of the common stock of the Company (the “Common Stock”) upon any conversion.

1.           Subscription Agreement.   This Debenture has been issued pursuant to the terms and conditions set forth in the Subscription Agreement dated as of December __, 2010 by and among the Company and the respective Investors named therein (the “Subscription Agreement”).  All of the terms and conditions of such Subscription Agreement are incorporated herein by this reference, and all capitalized terms not separately defined in this Debenture, shall have the same meanings as defined in the Subscription Agreement.

2.           Conversion Rights.

a.           Optional Conversion.

Upon the first closing of a subsequent financing in an amount equal to or greater than $3,000,000 (the “PIPE Financing), the holders of the Debentures shall have the option to convert the Debentures into securities of like kind to the securities sold in the PIPE (the “Conversion Securities”).  The conversion rate used for determining the quantity of Conversion Securities to be exchanged for the Debentures shall be at a conversion rate equal to 50% of the per share price that shares have been sold in the Company’s PIPE financing (the “Conversion Price”) to be completed concurrently with the closing of the PIPE Financing. For example, each investor who contributes $50,000 will receive $100,000 worth of shares in the Company at the price per share sold in the PIPE Financing.

b.           Mandatory Conversion.

Subject to the RPC Conversion (defined below), the Debentures shall be automatically converted into Conversion Securities at the earlier of (i) one (1) year after the closing of this Offering, or (ii) the effectiveness of a registration statement filed by the Company with the Securities and Exchange Commission in connection with the PIPE.

c.           RPC Conversion.

In the event that the Company does not complete a Reverse Merger or other event which results in its stock becoming publicly traded on a U.S. equity market  within one (1) year after the issuance date of the Debentures (the “Going Public Deadline”), then the Debentures shall be exchanged for common shares of Radient Pharmaceuticals, Inc. (“RPC”) at a conversion price of $0.28 per share (the “RPC Conversion Price”) unless a majority of the holders of the Debentures consent in writing to an extension of the Going Public Deadline; provided, however, that the Going Public Deadline shall not be extended for more than six months in total.

3.           No Prepayment.   Unless otherwise consented to in writing by the Holder, the Company shall have no right to prepay all or any portion of the principal amount of this Debenture prior to the Going Public Deadline.

4.           Debentures.   Payments of principal of, and interest on, this Debenture are to be made in lawful money of the United States of America at such place as provided in the Subscription Agreement.  This Debenture is one of a series of up to $1,000,000 aggregate amount of 10% Convertible Exchangeable Debentures (herein called the “Debentures”) issued pursuant to the Subscription Agreement, and is subject to other terms as set forth in the Subscription Agreement.

5.           Registered Debenture.   This Debenture is a registered Debenture and, as provided in the Subscription Agreement, upon surrender of this Debenture for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered Holder hereof or such Holder's attorney duly authorized in writing, a new Debenture for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Debenture is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

6.  Concerning the Shares.

a. Legend.  The shares of Common Stock issuable upon conversion of the Holder’s Debenture may not be sold or transferred unless (A) such shares are sold pursuant to an effective registration statement under the Securities Act, or (B) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (C) such shares are sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule) (“Rule 144”) or (D) such shares are sold or transferred outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, or (E) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Company who agrees to sell or otherwise transfer the shares only in accordance with this Section 6(e).  Except as otherwise provided in this Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of the Holder’s Debenture have been registered under the Act as contemplated by the Registration Rights Agreement, otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of the Holder’s Debenture that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”).  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) WITHIN THE UNITED STATES AFTER REGISTRATION OR IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) WITHIN THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION.

b. Removal of Legend.  The legend set forth above shall be removed and the Company shall issue to the Holder a new certificate therefor free of any transfer legend if (A) the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act and the shares are so sold or transferred, (B) such Holder provides the Company or its transfer agent with reasonable assurances that the Common Stock issuable upon conversion of the Holder’s Debenture (to the extent such securities are deemed to have been acquired on the same date) can be sold pursuant to Rule 144 or (C) in the case of the Common Stock issuable upon conversion of the Holder’s Debenture, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date of any registration statement under the Act registering the resale of the Common Stock issuable upon conversion of the Debentures if required by the Company’s transfer agent to effect the removal of the legend hereunder.  Nothing in the Holder’s Debenture shall (x) limit the Company’s obligation under the Registration Rights Agreement or (y) affect in any way the Holder’s obligations to comply with applicable prospectus delivery requirements upon the resale of the securities referred to herein.

c. Adjustment Due to RPC Dilutive Issuance.  If, at any time when any Debentures are issued and outstanding, RPC issues or sells (i) shares of common stock or preferred shares convertible into common stock, or (ii) debt, warrants, options or other instruments or securities which are convertible into or exercisable for shares of common stock, in each case for consideration (or with a conversion price) per common share less than the RPC Conversion Price in effect immediately prior to the issuance or sale of such securities or instruments, or without consideration, then forthwith upon such issuance or sale, the RPC Conversion Price shall (until another such issuance or sale) be automatically reduced to the price (calculated to the nearest full cent) equal to the price (or conversion price) of any such securities or instruments; provided,  however, that, if required by applicable NYSE-Amex regulations, until such date NYSE-Amex approval and/or approval of RPC’s shareholders is obtained and deemed effective no adjustment shall occur hereunder; and, provided, further, that upon such NYSE-Amex and/or RPC shareholder approval, any adjustments that did not occur because of this proviso shall be immediately deemed effective.

7.           Applicable Law.   This Debenture shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

8.           Facsimile Signatures.   This Debenture may be executed by facsimile signature which shall, for all purposes be deemed to be as legally valid and binding upon the Company as a ribbon original signature.

9.           Portfolio Interest.   It is intended that all interest paid hereunder shall constitute “portfolio interest” within the meaning of Section 871(h) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

the balance of this instrument is intentionally left blank - signature page follows

IN WITNESS WHEREOF, the Company has executed and delivered this Debenture the date and year first above written.

JADE PHARMACEUTICALS, INC. By: _______________________________ Name: Henry Jia, Title: CEO

For purposes of Section 2(c):

RADIENT PHARMACEUTICALS, INC. By: _______________________________ Name: Douglas MacLellan, Title: CEO